                      SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, DC  20549



                                   FORM 8-KA
               (AMENDMENT NO. 1 TO FORM 8-K FILED JULY 24, 1996)


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                 July 9, 1996


                              VAN DE KAMP'S, INC.
              (Exact Name of Registrant as Specified in Charter)


               DELAWARE              33-97752             43-1721518
     (State or Other Jurisdiction   Commission          (IRS Employer
           of Incorporation)        File Number       Identification No.)



                         1000 St. Louis Union Station
                          St. Louis, Missouri  63103
                   (Address of Principal Executive Offices)

                                (314) 241-0303
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On July 9, 1996, Van de Kamp's, Inc., a Delaware corporation, (the "Company") completed an acquisition (the "Acquisition") of substantially all of the assets of the frozen foods division of The Quaker Oats Company ("Quaker Oats"). These assets include the CELESTE(R) frozen pizza business and the AUNT JEMIMA(R) frozen breakfast products business of Quaker Oats ("CELESTE/AUNT JEMINA"). As part of the Acquisition, the Company purchased the trademarks associated with the CELESTE(R) name and was granted an exclusive, perpetual, transferrable, royalty-free license of the AUNT JEMIMA(R) trademark for use in the frozen breakfast products business. Other assets acquired include the Jackson, Tennessee manufacturing facility, manufacturing equipment, inventories and certain intangibles. The Company intends to continue to utilize this facility for the CELESTE/AUNT JEMINA businesses. The purchase price of approximately $188 million is subject to adjustments upon completion of an audit of inventory as of the closing of the acquisition.

The Company financed the Acquisition and related costs with an equity contribution by VDK Holdings, Inc., the Company's parent, of $40 million and with additional senior secured bank borrowings totaling $155 million. Approximately $135 million of this bank debt was incurred through an amendment to the Company's existing senior bank facility. Pursuant to this amendment, The Chase Manhattan Bank N.A. acts as agent for the following lenders: The Chase Manhattan Bank; Banque Nationale de Paris; Banque Paribas; Caisse Nationale de Credit Agricole; Cooperative Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch; Dresdner Bank AG, New York and Grand Cayman Branches; Federal Street Partners, First Bank National Association; The First National Bank of Boston; First Union National Bank of North Carolina; Fleet National Bank; Harris Trust and Savings Bank; Merrill Lynch Senior Floating Rate Fund, Inc.; Midland Bank PLC; New York Life Insurance Company; Pilgrim America Prime Rate Trust; Prime Income Trust; Senior High Income Portfolio, Inc.; and Van Kampen American Capital Prime Rate Income Trust. In addition, the Company borrowed $20 million senior secured convertible loan from The Chase Manhattan Bank, N.A., which is secured by cash collateral posted by VDK Holdings, Inc. In the event the Company has not disposed of certain assets by July 9, 1997 the cash collateral will be contributed as equity to the company and the senior secured convertible loan will be repaid with the cash collateral.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (a) Financial Statements of the Business Acquired. The audited Combined Statements of Certain Assets and Liabilities, Revenues and Expenses, Changes in Equity and Cash Flows of the frozen foods division of The Quaker Oats Company, as of and for the twelve months ended June 30, 1996, 1995 and 1994 together with the report of independent accountants thereon, are included on pages 6 through 18 herein.

  (b) Pro forma Financial Information. The pro forma statement of operations of Van de Kamp's, Inc. for the year ended June 30, 1996 and the pro forma balance sheet as of June 30, 1996 together with notes are included on pages 19 through 25 herein.

  (c) Exhibits. The following exhibits were filed along with the Form 8-K (the "Original 8-K") dated July 9, 1996 as filed with the Securities and Exchange Commission on July 24 1996.

      EXHIBIT NO.    EXHIBIT DESCRIPTION
      ----------     -------------------

         2.1 Asset Purchase and Sale Agreement, dated as of May 15, 1996 between Van de Kamp's, Inc. and The Quaker Oats Company (the text of which and exhibits to which are incorporated by reference to Exhibit 2.1 to a list of contents of the schedules to which was filed with the original 8-K).

         2.2 Supplement No. 1 to Asset Purchase and Sale Agreement, dated as of July 9, 1996, between Van de Kamp's, Inc. and The Quaker Oats Company (incorporated by reference to
                       Exhibit 2.2 to the original 8-K).

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   VAN DE KAMP'S, INC.



Dated:  September 23, 1996         By:  /s/ Timothy B. Andersen
                                        -----------------------------
                                        Timothy B. Andersen
                                        Chief Financial Officer and duly
                                        authorized officer

ITEM 7(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The following financial statements of the frozen foods division of The Quaker Oats Company are included in item 7(a):

                                                                                Page
                                                                               -------
Report of Independent Accountants                                                  6

Combined Financial Statements:

Statements of Certain Assets and Liabilities
as of June 30, 1996, 1995 and 1994                                                 7
Statements of Revenues and Expenses
for the twelve months ended June 30, 1996,
1995 and 1994                                                                      8
Statements of Changes in Equity for the twelve months ended June 30, 1996
1995 and 1994                                                                      9
Statements of Cash Flows for the twelve months ended June 30, 1996, 1995 and
1994                                                                              10

Notes to the Financial Statements                                              11-18

                              ARTHUR ANDERSEN LLP

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
The Quaker Oats Company
and The Board of Directors
of Van de Kamp's, Inc.

We have audited the accompanying combined statements of certain assets and liabilities of the Frozen Food Business of The Quaker Oats Company (the "Business," as described in Footnote 1) as of June 30, 1996, 1995 and 1994, and the related combined statements of revenues and expenses, changes in equity, and cash flows for the twelve months then ended. These financial statements are the responsibility of the preparers of these statements and the Business' management (collectively referred to as "management"). Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed more fully in Note 3, the Business was sold to Van de Kamp's, Inc., a Delaware corporation, on July 9, 1996.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, certain assets and liabilities of the Business as of June 30, 1996, 1995 and 1994, and its revenues and expenses, changes in equity and cash flows for the twelve months then ended in conformity with generally accepted accounting principles.




Arthur Andersen LLP
Chicago, Illinois
August 30, 1996

                            THE QUAKER OATS COMPANY
                              FROZEN FOOD BUSINESS
             COMBINED STATEMENTS OF CERTAIN ASSETS AND LIABILITIES


                                                       JUNE 30,  JUNE 30,  JUNE 30,
DOLLARS IN MILLIONS                                      1996      1995      1994
- -----------------------------------------------------  --------  --------  --------

ASSETS
- -----------------------------------------------------

Current assets:
    Trade accounts receivable - net of allowance
      of $0.8, $0.6 and $0.6 in June 1996, 1995
      and 1994, respectively                              $ 9.1     $ 8.6     $ 8.9
    Inventories:
      finished goods                                        4.2       3.9       5.7
      Raw materials                                         0.9       0.9       1.0
      Packaging materials and supplies                      0.7       0.4       0.5
                                                          -----     -----     -----
        Total inventories                                   5.8       5.2       7.2
    Deferred income taxes                                   1.4       1.0       1.3
    Other current assets                                     --       0.2        --
                                                          -----     -----     -----
      Total Current Assets                                 16.3      15.0      17.4

Property:
    Land                                                    0.3       0.3       0.3
    Buildings and improvements                             14.2      14.3      14.1
    Machinery and equipment                                57.4      55.4      53.7
                                                          -----     -----     -----
      Gross Property                                       71.9      70.0      68.1
    Less accumulated depreciation                          33.0      29.9      31.5
                                                          -----     -----     -----
      Property - Net                                       38.9      40.1      36.6
                                                          -----     -----     -----
        Total Assets                                      $55.2     $55.1     $54.0
                                                          =====     =====     =====

LIABILITIES AND EQUITY
- -----------------------------------------------------

Current liabilities:
    Accounts payable                                      $ 5.5     $ 6.2     $ 7.2
    Accrued payroll and vacation                            1.7       1.6       1.7
    Accrued advertising and merchandising                   4.2       4.2       6.0
    Other accrued liabilities                               1.1       0.5       0.6
                                                          -----     -----     -----
      Total Current Liabilities                            12.5      12.5      15.5

Deferred Income Taxes                                       7.0       6.1       5.8
Equity - Net Investments by The Quaker Oats Company        35.7      36.5      32.7
                                                          -----     -----     -----
    Total Liabilities and Equity                          $55.2     $55.1     $54.0
                                                          =====     =====     =====

The accompanying notes to the combined financial statements are an integral part of these statements.

                            THE QUAKER OATS COMPANY
                              FROZEN FOOD BUSINESS
                  COMBINED STATEMENTS OF REVENUES AND EXPENSES



                                              TWELVE MONTHS ENDED JUNE 30,
                                              ----------------------------
DOLLARS IN MILLIONS                              1996     1995     1994
- ----------------------------------------------  -------  -------  -------

Net sales                                        $161.4   $182.4   $178.1
Cost of goods sold                                 86.6     96.6     92.5
                                                 ------   ------   ------
Gross profit                                       74.8     85.8     85.6

Selling, general and administrative expenses       61.0     77.3     75.7
Interest expense - net                              2.7      2.5      2.8
                                                 ------   ------   ------

Income before income taxes                         11.1      6.0      7.1
Provision for income taxes                          4.4      2.4      2.8
                                                 ------   ------   ------

Net Income                                       $  6.7   $  3.6   $  4.3
                                                 ======   ======   ======




The accompanying notes to the combined financial statements are an integral part of these statements.

                            THE QUAKER OATS COMPANY
                             FROZEN FOOD BUSINESS
                   COMBINED STATEMENTS OF CHANGES IN EQUITY
                   NET INVESTMENT BY THE QUAKER OATS COMPANY


                                              TWELVE MONTHS ENDED JUNE 30,
                                              ----------------------------
DOLLARS IN MILLIONS                             1996     1995    1994
- ----------------------------------------       ------   ------  ------

Beginning Balance                              $36.5    $32.7   $37.7
Net income                                       6.7      3.6     4.3
(Net Remittances to) Net Advances from
    The Quaker Oats Company                     (7.5)     0.2    (9.3)
                                               -----    -----   -----

Ending Balance                                 $35.7    $36.5   $32.7
                                               =====    =====   =====




The accompanying notes to the combined financial statements are an integral part of these statements.

                            THE QUAKER OATS COMPANY
                             FROZEN FOOD BUSINESS
                       COMBINED STATEMENTS OF CASH FLOWS


                                                                             TWELVE MONTHS ENDED JUNE 30,
                                                                             ----------------------------
DOLLARS IN MILLIONS                                                              1996    1995    1994
- -------------------------------------------------------                         ------  ------  ------
Cash Flows from Operating Activities:
- ------------------------------------
Net income                                                                      $ 6.7   $ 3.6   $ 4.3
     Adjustments to reconcile net income to net cash
       provided by operating activities:
        Depreciation                                                              2.9     2.7     2.5
        Loss on disposition of property                                           0.1     0.9     1.5
        Long-term deferred income tax liability                                   0.9     0.3     0.4
        (Increase) decrease in trade accounts receivable                         (0.5)    0.3     5.6
        (Increase) decrease in inventories                                       (0.6)    2.0    (0.7)
        (Increase) decrease in current deferred income
          tax asset                                                              (0.4)    0.3     0.3
        Decrease (increase) in other current assets                               0.2    (0.2)     --
        (Decrease) increase in accounts payable                                  (0.7)   (1.0)    1.0
        Increase (decrease) in other accrued liabilities                          0.7    (2.0)    0.8
                                                                                -----   -----   -----

     Net Cash Provided by Operating Activities                                    9.3     6.9    15.7
                                                                                -----   -----   -----

Cash Flows from Investing Activities:
- ------------------------------------
Additions to property                                                            (1.8)   (7.1)   (6.4)
                                                                                -----   -----   -----

     Net Cash Used in Investing Activities                                       (1.8)   (7.1)   (6.4)
                                                                                -----   -----   -----
Cash Flows from Financing Activities:
- ------------------------------------

(Net remittances to) net advances from The Quaker
  Oats Company                                                                   (7.5)    0.2    (9.3)
                                                                                -----   -----   -----

     Net Cash (Used in) Provided by Financing Activities                         (7.5)    0.2    (9.3)
                                                                                -----   -----   -----
 Net Change in Cash                                                             $  --   $  --   $  --
                                                                                =====   =====   =====




The accompanying notes to the combined financial statements are an integral part of these statements.

                            THE QUAKER OATS COMPANY
                             FROZEN FOOD BUSINESS
                  NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1
PRINCIPLES OF COMBINATION

The financial statements include the operations and certain assets and liabilities of the Frozen Foods Business (the "Business") of The Quaker Oats Company ("Quaker Oats"), a New Jersey corporation. The Business includes only the following frozen food products: waffles, pancakes, french toast and pancake batter under the brand name Aunt Jemima and selected private label brands; and pizza products under the brand name Celeste and selected private label brands. Refer to Note 2, "Basis of Presentation," for further discussion regarding the preparation of the financial statements. The Business has operations in the United States and Canada. In addition, there is an export operation which is immaterial to the financial statements. All significant intercompany transactions have been eliminated.

On July 9, 1996, Quaker Oats completed the sale of certain assets, liabilities and obligations of the Business to Van de Kamp's, Inc. ("Van de Kamp's"), a privately-held Delaware corporation located in St. Louis, Missouri. Refer to
Note 3, "Sale of Business," for further discussion.


NOTE 2
BASIS OF PRESENTATION

As a result of the Business' relationship with Quaker Oats, the financial position and results of operations are not necessarily indicative of what actually would have occurred had the Business been a stand-alone entity. Additionally, these financial statements are not necessarily indicative of the future financial position or results of operations of the Business.

COMBINED STATEMENTS OF CERTAIN ASSETS AND LIABILITIES

The Combined Statements of Certain Assets and Liabilities consist of the items sold to or assumed by Van de Kamp's as well as other assets and liabilities specifically identifiable or allocable to the Business during the periods presented that were not sold to Van de Kamp's.

The assets and liabilities sold to or assumed by Van de Kamp's include: a) real property at the Jackson, Tennessee manufacturing facility and any and all buildings, plants, facilities, installations, fixtures and other structures and improvements located thereon or attached thereto ("Real Property"); b) machinery, equipment, furniture, tools, spare parts, maintenance equipment and supplies, and computer hardware, peripherals and software, in each case owned by Quaker Oats and located on the Real Property or used primarily in connection with the Business; c) inventories, including raw materials, ingredients, work-in-process, finished goods and packaging materials owned by Quaker Oats, used in connection with the Business, and located on the Real Property or at certain distribution centers and other facilities owned by Quaker Oats; d) certain coupon liabilities; and e) certain accrued vacation liabilities.

Other specifically identifiable assets and liabilities related to the Business that were not sold to Van de Kamp's include: trade accounts receivable, current and deferred income taxes and other miscellaneous assets and liabilities. Allocated items include various accounts payable. Management believes that the methods used for allocating these items were reasonable.

COMBINED STATEMENTS OF REVENUES AND EXPENSES

The Combined Statements of Revenues and Expenses reflect substantially all of the Business' costs associated with the normal course of business. These costs include direct expenses and certain expenses incurred by Quaker Oats on the Business' behalf. Refer to Note 5, "Supplementary Expenses Information," for further discussion.

ESTIMATES AND ASSUMPTIONS

The preparation of the financial statements in conformity with Generally Accepted Accounting Principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.


NOTE 3
SALE OF THE BUSINESS

On May 15, 1996, Quaker Oats entered into an agreement ("Agreement") to sell certain assets, liabilities and obligations of the Business to Van de Kamp's. The sale was completed on July 9, 1996. The assets sold include, as discussed in
Note 2, the Real Property, various machinery and equipment, and inventory. In addition, books and records, certain contracts and certain intellectual property including trademarks, copyrights and trade names used exclusively in the Business, excluding the Aunt Jemima trademark, were transferred to Van de Kamp's. Quaker Oats licensed the Aunt Jemima trademark to Van de Kamp's in connection with the manufacture and sale of the following frozen food products: waffles, pancakes, french toast, pancake batter, biscuits, muffins, strudel, croissants and all other frozen breakfast products, except for frozen cereals. The liabilities assumed by Van de Kamp's include, as discussed in Note 2, certain coupon and accrued vacation liabilities. The balances of assets sold and liabilities assumed by Van de Kamp's in the Agreement were as follows:


                                                        JUNE 30,   JUNE 30,   JUNE 30,
DOLLARS IN MILLIONS                                       1996       1995      1994
- ------------------------------------------------------  --------   --------   -------
Inventory - net of last-in, first-out (LIFO) reserve       $ 5.8      $ 5.2     $ 7.2
Property - net                                             $38.9      $40.1     $36.6
Accrued vacation liability                                 $(1.4)     $(1.2)    $(1.3)
Coupon liability                                           $(0.6)     $(0.2)    $(1.3)


Quaker Oats has no financial interest in the Business after July 8, 1996 except to settle certain outstanding liabilities and collect outstanding receivables that were not sold to Van de Kamp's. In addition, Quaker Oats is liable after the sale to Van de Kamp's for certain employee benefit plan obligations that were not transferred to or assumed by Van de Kamp's.

Van de Kamp's and Quaker Oats are currently negotiating an agency arrangement whereby Quaker Oats may provide sales presentation services for Van de Kamp's products in the foodservice channel in exchange for a sales-based commission.


NOTE 4
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVENTORIES - Inventories were valued at the lower of cost or market, using the cost methods described below, and include the cost of raw materials, packaging, labor and overhead. The percentage of year-end inventories valued using each of the methods was as follows:

                          JUNE 30,   JUNE 30,   JUNE 30,
                            1996       1995       1994
                          ---------  ---------  ---------
LIFO                            98%        97%        96%
Average quarterly cost           2%         3%         4%

If the LIFO method of valuing these inventories was not used, total inventories would have been $1.4 million, $1.4 million and $2.2 million higher than reported at June 30, 1996, 1995 and 1994, respectively.

COMMODITY FUTURES AND OPTIONS CONTRACTS - Commodity futures and options contracts were used in the management of commodity price exposures. Realized and unrealized gains and losses on commodity futures and options contracts that hedged commodity price exposures were deferred in inventory and subsequently included in the cost of goods sold as the inventory was sold.

PROPERTY AND DEPRECIATION - Property, plant and equipment were reported at cost and depreciated on a straight-line basis over their estimated useful lives. Useful lives were 50 years for building and improvements and 3 to 17 years for machinery and equipment. Depreciation expense for the years ended June 30, 1996, 1995 and 1994 was $2.9 million, $2.7 million and $2.5 million, respectively.

FOREIGN CURRENCY TRANSLATION - Assets and liabilities of the Business' operations in Canada were translated at exchange rates in effect as of the balance sheet dates, while income and expenses were translated at average rates for the periods presented. Translation gains and losses were not material.

NOTE 5
SUPPLEMENTARY EXPENSE INFORMATION

The Business conducted its operations as an integrated component of Quaker's U.S. and Canadian Foods Business. Certain shared expenses were directly charged or allocated to the Business by Quaker. Except for the cost of goods sold, advertising and marketing expenses, and a portion of research and development expenses, the remaining operating and general and administrative expenses were allocated to the Business by Quaker Oats. Management believes that the methods used for allocating these expenses were reasonable.

Selling general and administrative expenses were as follows:

                                                    JUNE 30,  JUNE 30,  JUNE 30,
DOLLARS IN MILLIONS                                   1996      1995      1994
- --------------------------------------------------  --------  --------  --------
Advertising and marketing                               $45.2    $59.8    $62.8
Research and development (a) (b)                          1.1      0.8      1.1
Shared operating expenses (a) (b)                        11.9     14.3      9.1
Bonus and profit sharing (b)                              1.8      1.6      2.2
Corporate overhead allocations (b) (c)                    1.0      0.8      0.5
- --------------------------------------------------      -----    -----    -----
Total selling, general and administrative expenses      $61.0    $77.3    $75.7
- --------------------------------------------------      -----    -----    -----

(A) SHARED OPERATING EXPENSES - Quaker Oats allocated to the Business a portion of shared operating expenses including broker selling expenses, certain other marketing expenses, certain other product research expenses, and general and administrative services. These expenses were allocated to the Business on a basis that approximates actual services provided as determined by various measures. The Business also participated in Quaker Oats's consolidated risk management programs for property and casualty insurance. The Business was charged for annual premiums, reported losses and an estimate of incurred but not reported losses.

(B) EMPLOYEES - Employees at the Jackson, Tennessee facility were employed by Quaker Oats and their compensation was paid by Quaker Oats. These employees also participated in certain employee benefit plans. The Business was directly charged for actual salary costs and allocated fringe benefit costs. The allocated fringe benefit costs were allocated based on actual salary costs. Employees who were primarily employed in the Business on July 8, 1996, other than certain nontransferred employees as provided in the Agreement, were transferred to Van de Kamp's on the date of sale.

(C) CORPORATE OVERHEAD ALLOCATIONS - Quaker Oats provided certain corporate general and administrative services to the Business including personnel, legal, finance, facility management and utilities. These expenses were allocated to the Business on a basis that approximates actual services provided as determined by various measures.

NOTE 6
INTEREST EXPENSE

Quaker Oats incurred financial costs related to debt for total company operations. The portion of net interest expense allocated to the Business was based on the ratio of the Business' net assets to the net assets of Quaker Oats's U.S. and Canadian Business. Net interest expense for the years ended June 30, 1996, 1995 and 1994 was $2.7 million, $2.5 million and $2.8 million, respectively.

NOTE 7
INCOME TAXES

The U.S. operations of the Business were included in the consolidated Federal income tax return of Quaker Oats. The Canadian operations of the Business were included in the consolidated tax return of Quaker Oats's Canadian subsidiary. The Business calculated the current and deferred taxes, for purposes of these financial statements, as if it filed a separate combined tax return, except that if any items were subject to limitations in the Business' tax calculations, such limitations were determined on the basis of the Quaker Oats consolidated group. Deferred income taxes were provided when tax laws and financial accounting standards differed with respect to the amount of income calculated for a given year and the bases of assets and liabilities. Income taxes were ultimately paid by and were the responsibility of Quaker Oats. There was no tax sharing agreement between the Business and Quaker Oats. Quaker Oats will retain liability for all taxes of the Business for operating activity through July 8, 1996:

The provision for income taxes on income was as follows:


                              JUNE 30, JUNE 30, JUNE 30,
DOLLARS IN MILLIONS            1996     1995     1994
- ----------------------------  -------- -------- --------
Currently payable -
Federal                         $ 3.1    $ 1.3   $ 1.5
Canadian                          0.1      0.1     0.1
State                             0.7      0.4     0.5
- ----------------------------    -----    -----   -----
Total currently payable         $ 3.9    $ 1.8   $ 2.1
- ----------------------------    -----    -----   -----
Deferred - net
Federal                         $ 0.4    $ 0.5   $ 0.7
Canadian                           --      0.1    (0.1)
State                             0.1       --     0.1
- ----------------------------    -----    -----   -----
Total deferred - net            $ 0.5    $ 0.6   $ 0.7
- ----------------------------    -----    -----   -----
Provision for income taxes      $ 4.4    $ 2.4   $ 2.8
- ----------------------------    -----    -----   -----


The components of the deferred income tax provision were as follows:

                                                                                             JUNE 30,     JUNE 30,     JUNE 30,
DOLLARS IN MILLIONS                                                                            1996         1995         1994
- -------------------------------------------------------------------------                    --------     --------     ---------
Accelerated tax depreciation                                                                    $ 0.9        $ 0.3         $ 0.4
Accrued expenses                                                                                 (0.4)         0.4           0.3
Other                                                                                              --         (0.1)           --
- ------------------------------------------------------------------------------------------------------------------------------------
Provision for deferred income taxes                                                             $ 0.5        $ 0.6         $ 0.7
- ------------------------------------------------------------------------------------------------------------------------------------

The sources of pretax income were as follows:

                                                                                             JUNE 30,     JUNE 30,     JUNE 30,
DOLLARS IN MILLIONS                                                                            1996         1995         1994
- -------------------------------------------------------------------------                    --------     --------     --------
U.S. sources                                                                                   $11.0         $ 5.5        $ 6.9
Canadian sources                                                                                 0.1           0.5          0.2
- ------------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                                     $11.1         $ 6.0        $ 7.1
- ------------------------------------------------------------------------------------------------------------------------------------

The reconciliation of the statutory Federal income tax rate to the effective income tax rate was as follows:

DOLLARS IN MILLIONS                                        JUNE 30, 1996            JUNE 30, 1995              JUNE 30, 1994
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                      % of                     % of                       % of
                                                                     Pretax                   Pretax                     Pretax
                                                       Amount        Income      Amount       Income       Amount        Income
- ------------------------------------------------------------------------------------------------------------------------------------
Tax provision based
 on the U.S. Federal
 statutory rate                                        $ 3.9            35%      $ 2.1           35%       $ 2.5            35%
State and local income
 taxes - net of Federal
 income tax benefit                                      0.5             5%        0.3            5%         0.3             5%
- ------------------------------------------------------------------------------------------------------------------------------------
Provision for income
 taxes                                                 $ 4.4            40%      $ 2.4           40%       $ 2.8            40%
- ------------------------------------------------------------------------------------------------------------------------------------

The Combined Statement of Certain Assets and Liabilities included the following deferred tax assets and deferred tax liabilities:

 DOLLARS IN MILLIONS                         JUNE 30, 1996                   JUNE 30, 1995                     JUNE 30, 1994
- ------------------------------------------------------------------------------------------------------------------------------------
                                       Assets        Liabilities       Assets        Liabilities         Assets        Liabilities
- ------------------------------------------------------------------------------------------------------------------------------------
Depreciation                               --            $(7.0)            --            $(6.1)              --            $(5.8)
Accrued expenses                         $1.3               --           $0.9               --             $1.3               --
Other                                     0.1               --            0.1               --               --               --
- ------------------------------------------------------------------------------------------------------------------------------------
Total                                    $1.4            $(7.0)          $1.0            $(6.1)            $1.3            $(5.8)
- ------------------------------------------------------------------------------------------------------------------------------------

NOTE 8
FINANCIAL INSTRUMENTS

Financial instruments were primarily used to reduce the impact of commodity price fluctuations. The main financial instruments used were commodity futures and options contracts.

The commodity hedge instruments were used to reduce the risk that raw material purchases would be adversely affected as commodity prices changed. While the hedge instruments were subject to the risk of loss from changing commodity prices, the losses were generally offset by lowered costs of the purchases being hedged. Quaker Oats, acting on behalf of the Business, did not trade these instruments with the objective of earning financial gains on the commodity price fluctuations alone, nor did it trade in commodities for which there were no underlying exposures. Quaker Oats management believes that its use of financial instruments to reduce commodity price fluctuation effects was in the best interest of the Business.

Primarily purchases of flour, corn syrup and soybean oil commodities were hedged for the Business. For the twelve months ending June 30, 1996, approximately $1.7 million of the cost of goods sold was in hedged flour, corn syrup and soybean oil. For the twelve months ending June 30, 1995, approximately $0.8 million of the cost of goods sold was in hedged corn syrup and soybean oil. For the twelve months ended June 30, 1994, approximately $0.3 million of the cost of goods sold was in hedged corn syrup. Quaker Oats's strategy is typically to hedge certain production requirements for various periods up to twelve months. As of June 30, 1995, approximately 25% of the hedgeable production requirements for flour, corn syrup and soybean oil were hedged for the twelve-months ended June 30, 1996. As of June 30, 1994, approximately 80% of the hedgeable production requirements for corn syrup and soybean oil were hedged for the twelve-months ended June 30, 1995. The use of commodity hedge instruments did not have a material impact on the financial position or results of operation. As of June 30, 1996, no commodity futures or options contracts were outstanding.

NOTE 9
EQUITY - NET INVESTMENT BY THE QUAKER OATS COMPANY

The Business participated in a centralized cash management program administered by Quaker Oats. Cash collected from operations was remitted to Quaker Oats and advances were made by Quaker Oats, as needed, to cover the Business' operating expenses and capital requirements.

NOTE 10
LITIGATION

The Business is not a party to any pending legal proceedings or environmental clean-up actions that it believes will have a material adverse effect on its financial position or results of operations.

NOTE 11
SUBSEQUENT EVENT

In April 1995, Quaker Oats initiated a legal action against an equipment vendor claiming that the oil spray systems within the commercial baking oven equipment purchased from the vendor were defective, malfunctioned and caused Quaker Oats direct and incidental damages. The equipment is located on the Real Property. The Real Property, and machinery and equipment (excluding the defective systems) were included in the fixed assets sold to Van de Kamp's. Van de Kamp's did not assume responsibility for such litigation matters pending at the sale date. The incremental costs incurred by Quaker Oats as a result of the defective systems were recorded in the Combined Statements of Revenues and Expenses for the years ended June 30, 1996 and 1995. The cost of the defective systems and the related outstanding invoices were recorded in "Net Investment by The Quaker Oats Company" in the Combined Statements of Certain Assets and Liabilities as of June 30, 1996, 1995 and 1994.

On August 9, 1996, Quaker Oats and the vendor agreed, in principle, to a Mutual Release and Settlement Agreement ("Settlement"). The Settlement was signed by the parties on August 27, 1996 and consisted of a $650,000 payment from the vendor to Quaker Oats, the forgiveness by the vendor of all outstanding invoices for goods and services provided to Quaker Oats and the return of the defective system by Quaker Oats to the vendor.

ITEM 7 (b):   PRO FORMA FINANCIAL INFORMATION


The following pro forma financial statements (the "Pro Forma Financial Statements") give effect to the acquisitions of the Van de Kamp's frozen seafood business and certain frozen dessert product lines (as discussed below), Mrs. Paul's, and the frozen foods division of The Quaker Oats Company ("Quaker Oats"), and the financing and the application of the net proceeds therefrom as though the transactions occurred as of July 1, 1995 for the Pro Forma Statement of Operations and June 30, 1996 for the Pro Forma Balance Sheet. On September 19, 1995 (commencement of operations), Van de Kamp's, Inc. acquired the assets of the Van de Kamp's frozen seafood business and certain frozen dessert product lines (together, the "Businesses" or "Predecessor") from The Pillsbury Company and Pet Incorporated. On May 6, 1996, Van de Kamp's, Inc. acquired substantially all the assets of the Mrs. Paul's frozen food business from Campbell Soup Company. On July 9, 1996, Van de Kamp's, Inc. acquired certain assets of the frozen foods division of Quaker Oats.

The Pro Forma Statement of Operations is a combination of the following (as presented on the next page): (a) audited Statement of Operations of the Predecessor for the period July 1, 1995 through September 18, 1995, (b) audited Statement of Operations of Van de Kamp's, Inc. for the period September 19, 1995 through June 29, 1996, (c) audited Statement of Earnings of Mrs. Paul's for the period August 1, 1995 through April 30, 1996, (d) unaudited Statement of Income of Mrs. Paul's for the month of July 1995 and (e) audited Statement of Revenues and Expenses of the frozen foods division of Quaker Oats for the period July 1, 1995 through June 30, 1996. The following Pro Forma Balance Sheet is based on the audited balance sheet of the Company as of June 29, 1996 and the amounts of assets to be acquired and liabilities assumed as included in the Combined Statement of Certain Assets and Liabilities of the frozen foods business of Quaker Oats.

The pro forma financial information reflects pro forma adjustments that are based upon available information and which the Company believes are reasonable. The pro forma financial information does not necessarily reflect the results of operations or financial position of the Company that actually would have resulted had the transactions to which pro forma effect is given been consummated as of the date or for the period indicated.

                              VAN DE KAMP'S, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1996
                            (Dollars in thousands)



                                           SEPTEMBER 19-                                JULY 1-
                               JULY 1-       JUNE 29       AUGUST 1-      JULY          JUNE 30
                             SEPTEMBER 18     VAN DE       APRIL 30       1995        CELESTE/AUNT   PRO FORMA           COMPANY
                             PREDECESSOR   KAMP'S INC.    MRS. PAUL'S   MRS. PAUL'S      JEMIMA     ADJUSTMENTS         PRO FORMA
                             ------------  ------------  -------------  ------------  ------------  ------------       -----------
                              (AUDITED)     (AUDITED)      (AUDITED)    (UNAUDITED)     (AUDITED)   (UNAUDITED)        (UNAUDITED)

Net sales                        $21,061      $143,296        $60,235        $4,749    $161,400      $  9,077   (a)      $399,818
Cost of goods sold                10,267        60,367         31,788         2,503      86,600       (10,894)  (b,c,d)   180,631
                                 -------      --------        -------        ------    --------      --------            --------

 Gross profit                     10,794        82,929         28,447         2,246      74,800        19,971             219,187

Selling, distribution and
   marketing:
Selling and distribution           2,843        15,901          4,482           445       6,232        18,332   (d)        48,235
Trade promotions                   3,699        32,516         10,920           564      35,794             0              83,493
Consumer marketing                 1,919        11,336          2,955           403       3,174          (657)  (e)        19,130
                                 -------      --------        -------        ------    --------      --------            --------

 Total selling, distribution
  and marketing                    8,461        59,753         18,357         1,412      45,200        17,675             150,858

Amortization                         689         4,223              0             0           0         6,448   (f)        11,360
                                 -------      --------        -------        ------    --------      --------            --------
 Product profit before
   corporate expenses              1,644        18,953         10,090           834      29,600        (4,152)             56,969

General and administrative         1,370         5,267          2,826           599      15,800       (14,173)  (g)        11,689
Transition related expenses            0         1,337              0             0           0        (1,337)  (h)             0
                                 -------      --------        -------        ------    --------      --------            --------
Total operating expenses          10,520        70,580         21,183         2,011      61,000         8,613             173,907
                                 -------      --------        -------        ------    --------      --------            --------

 Operating income                    274        12,349          7,264           235      13,800        11,358              45,280

Interest expense (net)                 0        12,334              0             0       2,700        16,802   (i)        31,836
Amortization of deferred
     financing expense                 0           687              0             0           0         1,106   (j)         1,793
                                 -------      --------        -------        ------    --------      --------            --------

  Income before income tax           274          (672)         7,264           235      11,100        (6,550)             11,651
Provision for income taxes           396          (233)         2,760             0       4,400        (2,663)  (k)         4,660
                                 -------      --------        -------        ------    --------      --------            --------

 Net income (loss)                ($ 122)        ($439)       $ 4,504        $  235    $  6,700       ($3,887)           $  6,991
                                 =======      ========        =======        ======    ========      ==========          ========

EBITDA (l)                                                                                                               $ 63,537
                                                                                                                         ========


                  NOTES TO PRO FORMA STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED JUNE 30, 1996


(a) Represents a reclassification of distribution and selling expenses to report sales consistently with Van de Kamp's, Inc., as further discussed in note
    (d).

(b) Represents an increase of $1,047 in depreciation expense as a result of higher depreciable basis of property, plant and equipment as compared to the prior owners. The average depreciable life for fixed assets is as follows:

                                    Machinery and equipment  8.5 years
                                    Buildings                30 years
                                    Furniture and fixtures   10 years


(c) Includes the reversal of corporate allocated expenses from the prior owners for indirect fixed plant overhead costs. This reversal is supportable as the Company already has the plant infrastructure to support the Businesses, Mrs. Paul's and the frozen foods division of Quaker Oats.

(d) Includes the reclassification of expense described above in note (a) and the elimination of a corporate allocation from the prior owners of costs associated with the sales force, sales administration and marketing overhead. The reversal of these allocations is supportable as the Company already has established sales force, sales administration and marketing functions to support the Businesses, Mrs. Paul's and the frozen foods division of Quaker Oats.

(e) Represents the elimination of Mrs. Paul's research and development costs ($657). The Company records its research and development costs in general and administrative expense and management believes the amount included in the general and administrative expense for the period is sufficient.

(f) Reflects an adjustment to amortization based on actual goodwill and other intangibles recorded in connection with the acquisitions of the Businesses, Mrs. Paul's and the frozen foods division of Quaker Oats.

(g) Reflects the reduction in expense ($14,173) the Company will experience as compared to the general and administrative corporate allocation from Predecessor, Campbell Soup Company and Quaker Oats. The reduction is supported by the Company's experience during its current period of ownership and personnel and expense changes that it has implemented.

(h) Represents certain transition related costs incurred in connection with the acquisition of the Businesses since September 19, 1995 which are non-recurring and therefore are excluded for pro forma purposes.

(i) Represents the interest expense that would have been incurred based upon pro forma debt levels, applicable interest rates and as if the acquisitions had occurred on July 1, 1995.

(j) Represents the amortization of deferred financing costs that would have been incurred based upon pro forma debt levels.

(k) Represents a reduction in the provision for income taxes as a result of the pro forma decrease in income before income taxes.

(l) EBITDA is defined as earnings before interest, taxes, depreciation, amortization and extraordinary items and is presented because it is commonly used by certain investors and analysts to analyze and compare on the basis of operating performance and to determine a company's ability to service and incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Cash flows data are not presented as it is not practicable to separate cash flows for the Business (as set forth in Van de Kamp's, Inc. Form S-4, filed November 14, 1995) or Mrs. Paul's (as approved by the SEC in a letter dated July 1, 1996). EBITDA as defined here is the same as that required by the Senior Bank Facilities covenant, except that the Senior Bank Facilities definition also excludes all other non-cash expenses and any non-cash income or non-cash gains and includes interest income. The Company did not have any such items for the periods presented.

                              VAN DE KAMP'S, INC.
                            PRO FORMA BALANCE SHEET
                              AS OF JUNE 30, 1996
                            (Dollars in thousands)

                                              VAN DE       CELESTE/AUNT     PRO FORMA             COMPANY
                                           KAMP'S, INC.       JEMIMA       ADJUSTMENTS           PRO FORMA
                                           ------------    ------------    -----------           ---------
ASSETS:

Cash                                         $  4,040        $     0        $  1,932   (a)        $  5,972
Receivables                                    16,756              0              --                16,756
Inventories                                    30,202          5,887           1,400   (b)          37,489
Prepaid Expenses                                  724              0              --                   724
Deferred Tax Asset                              3,373              0              --                 3,373
                                             --------        -------        --------              --------

   Total current assets                        55,095          5,887           3,332                64,314

Property, plant and equipment, net             35,943         38,900           6,569   (c)          81,412
Goodwill and intangibles                      203,736              0         138,626   (d)         342,362
Other assets                                   10,725              0           5,324   (e)          16,049
                                             --------        -------        --------              --------

   Total assets                              $305,499        $44,787        $153,851              $504,137
                                             ========        =======        ========              ========

LIABILITIES AND STOCKHOLDER'S EQUITY:

Current portion of long-term debt            $  5,000        $     0        $ 24,500   (f)        $ 29,500
Accounts payable and accrued expenses          30,076          2,000             238   (g)          32,314
                                             --------        -------        --------              --------

   Total current liabilities                   35,076          2,000          24,738                61,814

Senior secured bank debt                       83,750              0         130,500   (f)         214,250
Senior subordinated notes                     100,000              0               0               100,000
                                             --------        -------        --------              --------
Total long-term borrowing                     183,750              0         130,500               314,250

Long-term deferred tax liability                2,997              0               0                 2,997
                                             --------        -------        --------              --------
   Total liabilities                          221,823          2,000         155,238               379,061

Total stockholder's equity                     83,676         42,787         ( 1,387)  (h)         125,076
                                             --------        -------        --------              --------

   Total liabilities and
    stockholder's equity                     $305,499        $44,787        $153,851              $504,137
                                             ========        =======        ========              ========


                       NOTES TO PRO FORMA BALANCE SHEET
                              AS OF JUNE 30, 1996


(a) Reflects cash available for operations as a result of Acquisition financing.

(b) To record inventory on a FIFO basis. To adjust inventory of the frozen foods division of Quaker Oats from a LIFO basis to FIFO basis to be consistent with the Company's method of accounting.

(c) Reflects the cost over book value of the property, plant and equipment of the frozen foods division of Quaker Oats acquired in connection with the Acquisition. The equipment has been recorded at fair market value.

(d) Reflects the excess of cost over book value of the purchased assets. Goodwill will be amortized on a straight line basis over a 40 year period and other intangibles will be amortized over periods ranging from five to forty years.

(e) Reflects deferred financing costs incurred in connection with the financing.

(f) Reflects the current and long-term portions of the $135 million in additional senior secured debt and the $20 million senior secured convertible loan.

(g) Reflects $956 of interest paid on the senior secured debt partially offset by an accrual for costs to be incurred in connection with the Acquisition.

(h) Represents the $40 million equity contribution from VDK Holdings, Inc. net of the elimination of the division equity of the frozen foods division of Quaker Oats.